EXHIBIT 4.01




                          LEHMAN BROTHERS HOLDINGS INC.



                         0.25% Notes Due October 2, 2007

            Performance Linked to the Dow Jones Industrial AverageSM

Number R-1                                                           $17,110,000
ISIN US524908ES55                                                CUSIP 524908ES5

See Reverse for Certain Definitions

         THIS SECURITY (THIS "SECURITY") IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO SUCH DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO LEHMAN BROTHERS HOLDINGS INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         LEHMAN BROTHERS HOLDINGS INC., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Company"), for value received, hereby promises to pay to Cede & Co. or its registered assigns, at the office or agency of the Company in the Borough of Manhattan, The City of New York, at Stated Maturity, in such coin or currency of the United States of America at the time of payment shall be legal tender for the payment of public and private debts, for each $1,000 principal amount of the Securities represented hereby, an amount equal to (i) the greater of (a) $1,000 and (b) the Alternative Redemption Amount and (ii) accrued but unpaid interest through the Stated Maturity (the "Maturity Payment Amount"), and to pay interest computed on the basis of a 360-day year of twelve 30-day months, semi-annually on April 2 and October 2 of each year, commencing April 2, 2003, on said principal sum at said office or agency, in like coin or currency, at a rate per annum equal to 0.25% from October 2, 2002 or the most recent April 2 or October 2 on which interest has been paid or duly provided for.

         The interest so payable on any April 2 or October 2 shall, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Security is registered at the close of business on the fifteenth day of the month prior to the month in which the interest payment is made. Interest may, at the option of the Company, be paid by check mailed to the person entitled thereto at such person's address as it appears on the registry books of the Company.

         Any amount payable, at Stated Maturity or upon Redemption or Repurchase, hereon shall be paid only upon presentation and surrender of this Security.

         REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

         This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

          "Dow Jones" and "Dow Jones Industrial Average" are servicemarks of Dow Jones & Company, Inc. and have been licensed for use by Lehman Brothers Holdings Inc. This Security, based on the performance of the Dow Jones Industrial Average, is not sponsored, endorsed, sold or promoted by Dow Jones, and Dow Jones makes no representation regarding the advisability of investing in this Security.

         IN WITNESS WHEREOF, LEHMAN BROTHERS HOLDINGS INC. has caused this instrument to be signed by its Chairman of the Board, its Vice Chairman, its President, its Chief Financial Officer, one of its Vice Presidents or its Treasurer, by manual or facsimile signature under its corporate seal, attested by its Secretary or one of its Assistant Secretaries by manual or facsimile signature.

Dated:  October 2, 2002                LEHMAN BROTHERS HOLDINGS INC.



                                       By:     /s/ Oliver Budde
                                          --------------------------------------
                                          Name:  Oliver Budde
                                          Title: Vice President


                                       Attest:  /s/ Cindy Gregoire
                                          --------------------------------------
                                          Name:  Cindy Gregoire
                                          Title: Assistant Secretary


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:  October 2, 2002

CITIBANK, N.A.
  as Trustee

By:           /s/ Wafaa Orfy
         --------------------------------------------
         Name:  Wafaa Orfy
         Title: Authorized Signatory

                              (Reverse of Security)

         This Security is one of a duly authorized series of Securities of the Company designated as 0.25% Notes Due October 2, 2007, Performance Linked to the Dow Jones Industrial AverageSM (herein called the "Securities"). The Company may, without the consent of the holders of the Securities, create and issue additional notes ranking equally with the Securities and otherwise similar in all respects so that such further notes shall be consolidated and form a single series with the Securities; provided that no additional notes can be issued if an Event of Default has occurred with respect to the Securities. This series of Securities is one of an indefinite number of series of debt securities of the Company, issued and to be issued under an indenture, dated as of September 1, 1987, as amended (herein called the "Indenture"), duly executed and delivered by the Company and Citibank N.A., as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities.

         The Securities are not redeemable prior to September 25, 2004. The Securities may be redeemed, at the option of the Company, as a whole or from time to time in part, on or after September 25, 2004 (the "Redemption"), and prior to the Stated Maturity, upon the notice referred to below, at a redemption price, for each $1,000 principal amount of the Securities redeemed, equal to (i) the greater of (a) $1,000 and (b) the Alternative Redemption Amount and (ii) any accrued but unpaid interest through but excluding the Non-Delaying Event Redemption Date or, if a Delaying Event occurs, through but excluding the Delaying Event Redemption Date (the "Redemption Payment Amount").

         Notice of Redemption shall be given by mailing a notice to the Holders of such Redemption (the "Redemption Notice") in accordance with the Indenture. A Redemption shall occur on the Non-Delaying Event Redemption Date or, if a Delaying Event occurs, on the Delaying Event Redemption Date.

         The Securities shall be repayable at the option of the Holder thereof (the "Repurchase"), in whole or from time to time in part, at any time until eight Business Days prior to October 2, 2007, at a price for each $1,000 principal amount of the Securities repurchased, equal to (i) the Alternative Redemption Amount and (ii) any accrued but unpaid interest through but excluding the Non-Delaying Event Repurchase Date or, if a Delaying Event occurs, through the Delaying Event Repurchase Date (the "Repurchase Payment Amount"). In order for the Holder to be repaid, the Company must receive at the Corporate Trust Office of the Trustee (or at such other address of which the Company shall from time to time notify the Holders of the Securities) on any Business Day but no later than the eighth Business Day prior to October 2, 2007 (i) this Security with the form entitled "Option to Elect Repayment" set forth below duly completed or (ii) unless the Holder is The Depository Trust Company or its nominee or a successor securities depository or its nominee, a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers or a commercial bank or a trust company in the United States of America setting forth the name of the Holder of this Security, the principal amount of this Security, the portion of this Security to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Security, together with the form entitled "Option to Elect Repayment" set forth below duly completed, shall be received by the Company not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and this Security and form duly completed are received by the Company by such fifth Business Day. Any such election shall be irrevocable. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Security for repayment shall be determined by the Company, whose determination shall be final and binding. A Repurchase shall occur on the Non-Delaying Event Repurchase Date or, if a Delaying Event occurs, on the Delaying Event Repurchase Date.

         The Settlement Value used to calculate the Alternative Redemption Amount shall be determined by the Calculation Agent pursuant to the Calculation Agency Agreement.

         All percentages resulting from any calculation with respect to the Securities will be rounded at the Calculation Agent's discretion.

         The Trustee shall fully rely on the determination by the Calculation Agent of the Maturity Payment Amount and shall have no duty to make any such determination.

         This Security is not subject to any sinking fund.

         If an Event of Default with respect to the Securities shall occur and be continuing, the amounts payable on all of the Securities may be declared due and payable in the manner and with the effect provided in the Indenture. The amount payable to the Holder hereof upon any acceleration permitted under the Indenture will be equal to the Maturity Payment Amount calculated as though the date of acceleration was the Stated Maturity and the date five Business Days prior thereto was the date for determining the Settlement Value.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of each series of Securities at the time Outstanding to be affected (each series voting as a class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to, or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Securities of all such series; provided, however, that no such supplemental indenture shall, among other things, (i) change the fixed maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, if any, or reduce any premium payable on redemption, or make the principal thereof, or premium, if any, or interest thereon, if any, payable in any coin or currency other than that hereinabove provided, without the consent of the holder of each Security so affected, or (ii) change the place of payment on any Security, or impair the right to institute suit for payment on any Security, or reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Security so affected. It is also provided in the Indenture that, prior to any declaration accelerating the maturity of any series of Securities, the holders of a majority in aggregate principal amount of the Securities of such series Outstanding may on behalf of the holders of all the Securities of such series waive any past default or Event of Default under the Indenture with respect to such series and its consequences, except a default in the payment of interest, if any or the principal of, or premium if any, on any of the Securities of such series, or in the payment of any sinking fund installment or analogous obligation with respect to Securities of such series. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future holders and owners of this Security and any Securities which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Security or such other Securities.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal amount with respect to this Security.

         The Securities are issuable in denominations of $1,000 and any integral multiples of $1,000.

         The Company, the Trustee, and any agent of the Company or of the Trustee may deem and treat the registered holder (the "Holder") hereof as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof, or on account hereof, and for all other purposes and neither the Company nor the Trustee nor any agent of the Company or of the Trustee shall be affected by any notice to the contrary. All such payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, effectually satisfy and discharge liability for moneys payable on this Security.

         No recourse for the payment of the principal of, premium, if any, or interest, if any, on this Security, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

         The Company agrees, and by acceptance of beneficial ownership interest in the Securities each beneficial holder of the Securities will be deemed to have agreed, for United States federal income tax purposes, (i) to treat the Securities as indebtedness that is subject to Treas. Reg. Sec. 1.1275-4 (the "Contingent Payment Regulations") and (ii) to be bound by the Company's determination of the "comparable yield" and "projected payment schedule," within the meaning of the Contingent Payment Regulations, with respect to the Securities. The Company has determined the "comparable yield" to be 3.0% per annum, compounded semi-annually, and the "projected payment schedule" per $1,000 note to be $1.25 semi-annually and $1,148.41 due at Stated Maturity which includes the final interest payment.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the Corporate Trust Office or agency in a Place of Payment for this Security, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Securities of this series or of like tenor and of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         Set forth below are definitions of the terms used in this Security.

         "AMEX" shall mean the American Stock Exchange LLC.

         "Alternative Redemption Amount" shall mean, with respect to each $1,000 principal amount of Securities, the product of (a) $1,000 and (b) the Settlement Value on the relevant Payment Determination Date, divided by 8,966.

         "Business Day", notwithstanding any provision in the Indenture, shall mean any day that is not a Saturday, a Sunday or a day on which the NYSE, Nasdaq or AMEX is not open for trading or banking institutions or trust companies in the City of New York are authorized or obligated by law or executive order to close.

         "Calculation Agency Agreement" shall mean the Calculation Agency Agreement, dated as of October 2, 2002, between the Company and the Calculation Agent, as amended from time to time.

         "Calculation Agent" shall mean the person that has entered into an agreement with the Company providing for, among other things, the determination of the Maturity Payment Amount, which term shall, unless the context otherwise requires, include its successors and assigns. The initial Calculation Agent shall be Lehman Brothers Inc.

         "Calculation Day" shall mean (a) five Business Days prior to (i) for payment at Stated Maturity, October 2, 2007 or (ii) for a payment upon a Repurchase, the Non-Delaying Event Repurchase Date or (b) for payment upon a Redemption, the date the Redemption Notice is given in accordance with the Indenture.

         "Close of Trading" shall mean 4:00 p.m., New York City time.


         "Closing Level" shall mean the last reported level of the Index or the Successor Index, as the case may be, at 4:00 p.m., New York City time, as reported by Dow Jones & Company, Inc. or the publisher of the Successor Index, as the case may be.

         "Company" shall have the meaning set forth on the face of this Security.

         "Delaying Event" shall mean a Market Disruption Event for the Index that occurs on the relevant Calculation Day.

         "Delaying Event Redemption Date" shall mean, if a Delaying Event occurs on the Calculation Day for a Redemption, the later of (a) the Non-Delaying Event Redemption Date and (b) five Business Days after the Payment Determination Date thereof.

         "Delaying Event Repurchase Date" shall mean, if a Delaying Event occurs on the Calculation Day for a Repurchase, five Business Days after the Payment Determination Date thereof.

         "Holder" shall have the meaning set forth on the reverse of this Security.

         "Indenture" shall have the meaning set forth on the reverse of this Security.

          "Index" shall mean the Dow Jones Industrial Average, as calculated by Dow Jones & Company, Inc. The Dow Jones Industrial Average is a price-weighted index of 30 common stocks chosen by the editors of The Wall Street Journal as representative of a broad cross-section of U.S. industry. As of September 25, 2002, the component companies of the Dow Jones Industrial Average were as follows: 3M Company, Alcoa Inc., American Express Company, AT&T Corp., The Boeing Company, Caterpillar Inc., Citigroup Inc., The Coca-Cola Company, E.I. du Pont de Nemours and Company, Eastman Kodak Company, Exxon Mobil Corporation, General Electric Company, General Motors Corporation, Hewlett-Packard Company, The Home Depot, Inc., Honeywell International Inc., Intel Corporation, International Business Machines Corporation, International Paper Company, J.P. Morgan Chase & Co., Johnson & Johnson, McDonald's Corporation, Merck & Co., Inc., Microsoft Corporation, Philip Morris Companies. Inc., The Procter & Gamble Company, SBC Communications Inc., United Technologies Corporation, Wal-Mart Stores, Inc. and The Walt Disney Company.

         "Market Disruption Event", on any day, shall mean, with respect to the Index means any of the following events as determined by the Calculation Agent:

(i) A suspension, absence or material limitation of trading in 20% or more of the underlying stocks which then comprise the Dow Jones Industrial Average, or any Successor Index, as the case may be, has occurred on that day, in each case, for more than two hours of trading or during the one-half hour period preceding the Close of Trading on the primary organized U.S. exchange or trading system on which such securities are traded or, in the case of a common stock not listed or quoted in the United States, on the primary exchange, trading system or market for such security. Limitations on trading during significant market fluctuations imposed pursuant to the rules of any primary organized U.S. exchange or trading system similar to NYSE Rule 80B or any applicable rule or regulation enacted or promulgated by the NYSE, any other exchange, trading system, or market, any other self regulatory organization or the Securities and Exchange Commission of similar scope or as a replacement for Rule 80B, may be considered material. Notwithstanding the first sentence of this paragraph, a Market Disruption Event for a security traded on a bulletin board means a suspension, absence or material limitation of trading of such security for more than two hours or during the one hour period preceding 4:00 p.m., New York City time.

(ii) A suspension, absence or material limitation has occurred on that day, in each case, for more than two hours of trading or during the one-half hour period preceding the Close of Trading in options contracts related to the Index, or any Successor Index, as the case may be, whether by reason of movements in price exceeding levels permitted by an exchange, trading system or market on which such options contracts related to the Index, or any Successor Index, are traded or otherwise.

(iii)Information is unavailable on that date, through a recognized system of public dissemination of transaction information, for more than two hours of trading or during the one-half hour period preceding the Close of Trading, of accurate price, volume or related information in respect of 20% or more of the underlying stocks which then comprise the Index or any Successor Index, as the case may be, or in respect of options contracts related to the Index or any Successor Index, as the case may be, in each case traded on any major U.S. exchange or trading system or, in the case of securities of a non-U.S. issuer, traded on the primary non-U.S. exchange, trading system or market.

     For purposes of determining whether a Market Disruption Event has occurred:

(i) a limitation on the hours or number of days of trading shall not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange, trading system or market;

(ii) any suspension in trading in an options contract on the Index or any Successor Index, as the case may be, by a major securities exchange, trading system or market by reason of (a) a price change violating limits set by such securities market, (b) an imbalance of orders relating to those contracts, or (c) a disparity in bid and ask quotes relating to those contracts, shall constitute a Market Disruption Event notwithstanding that the suspension or material limitation is less than two hours;

(iii)a suspension or material limitation on an exchange, trading system or in a market shall include a suspension or material limitation of trading by one class of investors provided that the suspension continues for more than two hours of trading or during the last one-half hour period preceding the Close of Trading on the relevant exchange, trading system or market but shall not include any time when the relevant exchange, trading system or market is closed for trading as part of that exchange's, trading system's or market's regularly scheduled business hours; and

(iv) "Trading systems" include bulletin board services.

         "Maturity Payment Amount" shall have the meaning set forth on the face of this Security.

         "Nasdaq" shall mean The Nasdaq Stock Market, Inc.

         "Non-Delaying Event Redemption Date" shall mean the date set forth in the Redemption Notice, which date shall not be less than 30 nor more than 60 days after the date of the Redemption Notice.

         "Non-Delaying Event Repurchase Date" shall mean the eighth Business Day following the Business Day on which the Company receives notice of a Repurchase from a Holder.

         "NYSE" shall mean The New York Stock Exchange, Inc.

         "Payment Amount" shall mean the Maturity Payment Amount, the Redemption Payment Amount or the Repurchase Payment Amount, as the case may be.

         "Payment Determination Date" shall mean the relevant Calculation Day, unless a Delaying Event occurs with respect to such Payment Determination Date, in which case the first Business Day after the Calculation Day on which the Closing Level for the Index has been determined.

         "Redemption" shall mean the option of the Company to redeem, at any time on or after September 25, 2004, in whole or from time to time in part, the Securities.

         "Redemption Notice" shall have the meaning set forth on the reverse of this Security.

         "Redemption Payment Amount" shall have the meaning set forth on the reverse of this Security.

         "Repurchase" shall mean the option of a beneficial holder to elect to require the Company to repurchase, at any time until eight Business Days prior to October 2, 2007, in whole or from time to time in part, such holder's Securities.

         "Repurchase Payment Amount" shall have the meaning set forth on the reverse of this Security.

         "Securities" shall have the meaning set forth on the reverse of this Security.

         "Security" shall have the meaning set forth on the face of this Security.

         "Settlement Value", when used with respect to any Payment Determination Date, shall equal the Closing Level of the Index unless a Delaying Event occurs on the related Calculation Day or (ii) if a Delaying Event occurs for the Index on the related Calculation Day, the Closing Level of the Index on the next Business Day on which a Market Disruption Event does not occur for the Index.

         "Stated Maturity" shall mean October 2, 2007; provided, that if a Delaying Event occurs (or if the relevant Calculation Day is not a Business Day, on the next Business Day), the Stated Maturity shall be the fifth Business Day following the Payment Determination Date.

         "Successor Index" shall mean such substitute index as the Calculation Agent may select pursuant to the Calculation Agency Agreement upon discontinuance of the Index.

         "Trustee" shall have the meaning set forth on the reverse of this Security.

         All terms used but not defined in this Security are used herein as defined in the Indenture or the Calculation Agency Agreement.

                            OPTION TO ELECT REPAYMENT

                  The undersigned hereby irrevocably requests and instructs the Company to repay the within Security (or portion thereof specified below) pursuant to its terms at a price equal to the Alternative Redemption Amount plus any accrued but unpaid interest.

                  For this Security to be repaid, the Company must receive at the office of the Trustee, located at its Corporate Trust Office (or at such other place or places of which the Company shall from time to time notify the holder of the within Security) on any Business Day but not later than the eighth Business Days prior to October 2, 2007 (i) this Security with this "Option to Elect Repayment" form duly completed, or (ii) unless the Holder is The Depository Trust Company or its nominee or a successor securities depository or its nominee, a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers or a commercial bank or a trust company in the United States of America setting forth the name of the holder of the within Security, the principal amount of the within Security, the portion of the within Security to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that the within Security with this "Option to Elect Repayment" form duly completed shall be received by the Company not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and the within Security and form duly completed are received by the Company by such fifth Business Day.

                  If less than the entire amount of the within Security is to be repaid, specify the portion thereof (which shall be an integral multiple of $1,000 unless the total principal amount of Securities held by the holder would be less than $1,000, in which case a holder cannot cause the Company to repay a portion of the entire amount held by such holder and the minimum denomination to be repaid shall be the total principal amount of Securities held by such holder) which the holder elects to have repaid: $ . A Security shall be issued to the holder in an amount equal to the portion not being repaid.

Dated:


                                                     NOTE: The Signature to this
                                                     Option to Elect Repayment
                                                     must correspond with the
                                                     name as written upon the
                                                     face of the within Security
                                                     in every particular without
                                                     alteration or enlargement
                                                     or any other change
                                                     whatsoever.

                     --------------------------------

                  The following abbreviations, when used in the inscription on the face of the within Security, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM -  as tenants in common    UNIF GIFT MIN ACT - ______ Custodian ________
                                                       (Cust)          (Minor)
TEN ENT -  as tenants by the entireties     under Uniform Gifts to Minors
JT TEN  -  as joint tenants with right of   Act _________________________
           Survivorship and not as                  (State)
           tenants in common

      Additional abbreviations may also be used though not in the above list.

                    --------------------------------

    FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

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--------------------------------

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(Name and Address of Assignee, including zip code, must be printed or typewritten.)

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the within Security, and all rights thereunder, hereby irrevocably constituting and appointing

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to transfer the said Security on the books of the Company, with full power of substitution in the premises.

         Dated:

                                        ----------------------------------------

         NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Security in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:





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THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED MEDALLION SIGNATURE GUARANTEE PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.